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                                                                    EXHIBIT 10.4
                         RELIANCE GROUP HOLDINGS, INC.
                         -----------------------------
                             EXECUTIVE BONUS PLAN
                             --------------------
                            FOR JAMES E. YACOBUCCI
                            ----------------------


                                   ARTICLE I
                                   ---------
                                    Purpose
                                    -------

     1.1 The purpose of this Plan is to provide performance-based compensation for James E. Yacobucci (the "Employee"). This Plan, which is intended to comply with the requirements of (S)162(m) of the Code and of proposed Regulation
(S)1.162-27, is designed to enhance the Company's ability to retain and reward a key executive who is expected to contribute materially to the success of the Company by providing him the opportunity to earn meaningful compensation tied to the Company's performance under the predetermined criteria set forth herein.

                                  ARTICLE II

                                  Definitions
                                  -----------

    2.1 Capitalized terms used in this Plan shall have the meanings set forth below.

        "Base Salary" means $1 million per year paid to the Employee by the Company and any Subsidiary.
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        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company" means Reliance Group Holdings, Inc.

        "Compensation Committee" means the Special Compensation Committee of the Board of Directors of the Company, comprised solely of two or more outside directors as defined in (S)162(m) of the Code and the regulations promulgated thereunder.

        "Covered Employee" is as defined under (S)162(m)(3) of the Code.

        "GAAP" means generally accepted accounting principles.

        "Plan" means this Executive Bonus Plan.

        "Subsidiary" means a company 50% or more of whose voting capital stock is held, directly or through one or more Subsidiaries, by the Company.


                                  ARTICLE III

                             Shareholder Approval
                             --------------------

        3.1 The material terms of the performance goals under this Plan, including the bonuses to be paid upon the attainment of the goals, shall be disclosed to the shareholders of the Company and shall be submitted to the shareholders for their approval, by affirmative votes of a majority of the votes cast in a separate vote, at the annual meeting next following the date of adoption of this Plan by the Compensation Committee. Subsequent disclosure to, and approvals by, the shareholders of the Company shall be made and obtained, respectively, to the extent required by the relevant provisions of (S)162(m) of the Code and the regulations promulgated thereunder. No amounts shall be paid under this Plan unless the requisite shareholder approval of such payments under
(S)162(m) of the Code shall have been obtained.

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                                  ARTICLE IV

                         Preestablished Performance Goals
                         --------------------------------

        4.1 This Plan shall apply as to any year in which the Employee is a Covered Employee for such year.

        4.2 The performance goal applicable to the Employee shall be established in accordance with paragraph 4.3 hereof and shall be related to the following criterion:

        -  The Actual Portfolio Return for the Measurement Period.

          For purposes of calculation of Actual Portfolio Return for a Measurement Period, the following terms shall have the meanings set forth below:

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        Actual Portfolio Return means, with respect to the Measurement Period,
        -----------------------
        the total pre-tax dollar return (which will be a negative number in the event of a loss) earned on the Portfolio for such period, as determined by the Company in accordance with GAAP, including interest and dividend income, realized gains and losses, and unrealized appreciation and depreciation.

        Equity Securities is as defined in Rule 3a 11-1 under the Securities
        -----------------
        Exchange Act of 1934, as amended. In addition, it includes foreign currencies and options on foreign currencies, but specifically excludes non-convertible fixed-income securities.

        Measurement Period means the 12 month period ending December 31 of the
        ------------------
        year to which performance based compensation is applicable.

        Portfolio means certain investments, from time to time, of the Company
        ---------
        and its consolidated subsidiaries in Equity Securities and money market instruments derived from proceeds of sales of Equity Securities provided that the money market instruments shall be reduced by subsequent additional investments in Equity Securities included in the Portfolio. The Portfolio at January 1, 1994 will equal the total value of the Equity Securities as set forth in the schedule adopted by, and filed with the minutes of, the Special Compensation Committee. However, certain securities of the Portfolio as designated in such

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        schedule are to be sold within the first three months of 1994, with the effect of reducing the initial Portfolio. The proceeds of such sales will be considered withdrawn by the Company from the Portfolio. In addition, purchases of any Equity Securities are to be reviewed by the Company on a weekly basis and the inclusion of such securities in the Portfolio will be at the mutual agreement of the Company and the Employee. The Portfolio may also be increased or reduced at any time at the discretion of the Company.

        For purposes of this Plan, additions to or withdrawals from the Portfolio in the first fifteen days of any month will be deemed to be made on the last day of the previous month. Alternatively, any additions or withdrawals made after the fifteenth day of any month will be deemed to be made on the last day of such month.


        4.3 The specific targets for the performance goal set forth in paragraph 4.2 above shall be as determined by the Compensation Committee at the time of adoption of this Plan by the Compensation Committee. For any year commencing on or after January 1, 1995, the Compensation Committee shall have the discretion (but not be required) to modify such specific targets for the performance goal set forth in paragraph 4.2 above. Any such modification shall be made in writing (which may be through approved minutes) by the Compensation Committee prior to the commencement of the year to which it is applicable.

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                                   ARTICLE V

                       Calculation and Payment of Bonus
                       --------------------------------

        5.1 The Employee shall be eligible to receive a maximum bonus under this Plan of 400% of his Base Salary.

        5.2 The Compensation Committee shall certify in writing (which may be through approved minutes), prior to payment of any bonus under this Plan, that the performance goal set forth in paragraph 4.2 hereof has been met.

        5.3 Subject to paragraph 5.4 hereof, the Employee shall be eligible to receive and be paid not later than 60 days after the end of any calendar year to which performance-based compensation is applicable, a cash bonus equal to 400% of his Base Salary if the performance goal set forth in paragraph 4.2 hereof has been met. Responsibility for any bonus payable under this Plan shall be allocated between the Company and any Subsidiary in proportion to the amount of Base Salary paid to the Employee by the Company and such Subsidiary.

        5.4 The Compensation Committee shall have the absolute discretion to reduce or eliminate any amounts payable under this Plan to the Employee.

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                                  ARTICLE VI

                               Non-Exclusivity
                               ---------------

        6.1 Nothing in this Plan shall prevent the Company from establishing other incentive plans in which the Employee may participate, or from making additional incentive payments to the Employee.


                                  ARTICLE VII

                         Authority and Administration
                         ----------------------------

        7.1 Subject to the limitations of this Plan, the Compensation Committee shall have the sole and complete authority to interpret this Plan and to make all the determinations necessary or advisable in the administration of this Plan (including without limitation the determination to amend or terminate this Plan). The Compensation Committee shall be entitled to rely on representations and certifications of appropriate officers of the Company with respect to the financial and statistical data set forth in paragraph 4.2 hereof. The Compensation Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons. The Compensation Committee shall not be liable for any action or determination made in good faith with respect to this Plan.

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